Exhibit 99.1
PowerSecure Reports First Quarter Results
Wake Forest, N.C. — May 7, 2009 — PowerSecure International, Inc. (Nasdaq: POWR) today reported revenues for its first fiscal quarter of 2009 were $19.7 million and diluted earnings per share (“E.P.S.”) were ($0.07), compared to revenues and E.P.S. for the first quarter of 2008 of $33.6 million and $0.11, respectively. 2009’s first quarter results were achieved despite the difficult economic environment, the uncertain regulatory environment, and the crisis in the capital markets, which combined to reduce customers’ capital spending and negatively affected the Company’s revenues and profit. Additionally, 2009’s first quarter results were achieved in spite of an anticipated year-over-year reduction in revenue from the Company’s largest customer, Publix Super Markets, of $11.8 million due to the completion of many projects in 2008. This anticipated reduction in revenue from Publix constituted 85% of the first quarter 2009 year-over-year revenue decrease.
The Company’s first quarter 2009 gross margin as a percent of revenue was a healthy 29.8%, equaling the prior year period’s result. This is particularly strong given that certain elements of the Company’s cost of sales are relatively fixed in the short-term, and therefore do not decrease directly with lower revenues (such as personnel and operational infrastructure).
The Company took proactive measures to reduce its costs during 2008 and early 2009 in anticipation of the continuing difficult economic climate. These actions included reductions in personnel, overhead, and incentive pay. These reductions, in addition to lower selling expense due to lower revenues, resulted in first quarter operating expenses of $7.4 million, which decreased $1.6 million, or 18% compared to the prior year period, and decreased $2.6 million, or 26% compared to the second quarter of 2008 (their highest level in 2008).
The Company also reported that its balance sheet remains strong and continues to be well-positioned to support its growth initiatives, including on-going opportunities to deploy capital for Interactive Distributed Generation® recurring revenue projects. The Company’s first quarter ending cash balance was $23.0 million, and the Company’s $50 million revolving credit facility remains undrawn.
In the first quarter, the Company’s Energy and Smart Grid Solutions segment, including the strategic growth areas of Interactive Distributed Generation®, Utility Infrastructure, and Energy Efficiency, posted an overall 1.2 percentage point increase in gross margin as a percent of revenue, to 31.4%, and realized the following year-over-year revenue variances:
1)	Interactive Distributed Generation®: This area realized a 65% decrease in revenues, 87% of which was due to the anticipated reduction in Publix revenue.

2)	Utility Infrastructure: This area realized a 21% decrease in revenues, driven by year-over-year decreases in revenues from large utility infrastructure projects, partially offset by increases in new utility services business.

3)	Energy Efficiency: This area realized an 89% increase in revenues. The Company’s EfficientLights business unit drove these increases, delivering revenues of $2.2 million for the quarter, an increase of over 400%. This growth was partially offset by revenue decreases in the Company’s EnergyLite business unit, driven by planned reductions in the Company’s investment in EnergyLite in favor of more aggressively deploying resources towards EfficientLights business opportunities.

In the first quarter, the Company’s Energy Services segment realized a 1% increase in revenues from its Southern Flow business unit. The Company’s WaterSecure business unit (which holds the Company’s investment in a water processing business primarily serving oil and natural gas producers, and for which revenues are not recognized due to being accounted for via the equity method) posted pre-tax income of $0.6 million, down 48% from the prior year period, driven by declines in the price of oil. Notably, WaterSecure’s pre-tax income was essentially even sequentially with the fourth quarter of fiscal 2008 despite a 25% reduction in the average price of oil period-to-period.
Sidney Hinton, CEO of PowerSecure, said, “Above all, our first quarter of 2009 demonstrates the resilience, determination, and talents of our people, who delivered excellent results which exceeded our expectations despite the unprecedented conditions in the economy and dislocation in the capital markets that is affecting all businesses. They set their minds to make up for what we anticipated to be a difficult revenue quarter by working smarter and leaner. At the same time, they executed with 100% focus to deliver great results for our customers. This customer focus is a hallmark of our Company, and has enabled us to continue to succeed in a very difficult economic environment. Importantly, our strong execution continues to grow the confidence our utility partners and customers have in us, which is the fuel that will sustain our future growth and success.”
Mr. Hinton continued, “The marketplace has continued to evolve over the course of the recent economic crisis, and we continue to be confident that our capabilities are “center of the plate” for addressing the strategic energy priorities of our utility partners, businesses, and institutional customers. A clear example of this is the strong uptake we are seeing from retailers investing in our leading-edge EfficientLights technology, as well as increases in demand for our utility services capabilities. Although the deep economic recession and capital market crisis will continue to impact our business in the near-term, we remain very confident in our position in the marketplace and our prospects for long-term profitable growth.”
As of the date of this press release, the Company’s revenue backlog expected to be recognized after March 31, 2009 is $87 million. This includes revenue related to new business announcements made on April 28, 2009, and is equal to the $87 million of revenue backlog discussed in the Company’s fourth quarter 2008 earnings release (issued on March 12, 2009). The Company’s revenue backlog and the estimated timing of revenue recognition is outlined below, including “project-based revenues” expected to be recognized as projects are completed, and “recurring revenues” which are expected to be recognized over the life of the contracts:
     Revenue Backlog to be recognized after 3/31/09

Estimated Primary
Description	Revenue	Recognition Period

Project-based Revenue — Near term	$37 Million	2Q09-4Q09
Project-based Revenue — Long term	$17 Million	2010-2011
Recurring Revenue	$33 Million	2Q09 through 2015

Total Backlog to be recognized after 3/31/09	$87 Million
Note: Revenue and primary recognition periods are subject to risks and uncertanities as indicated in the Company’s safe harbor statement, below. Consistent with past practice, these figures are not intended to constitute the Company’s total revenue over the indicated time periods, as the Company has additional, regular on-going revenues. Examples of additional, regular recurring revenues include revenues from the Company’s Southern Flow Business, UtilityEngineering and PowerServices engineering fees,monitoring, and maintenance revenue, among others. Numbers may not add due to rounding.

The Company will host a conference call commencing today at 5:15 p.m. eastern time to discuss its first quarter 2009 results, business operations, strategic initiatives and prospects for the future. The conference call will be webcast live and can be accessed from the Investor Relations section of the Company’s website at www.powersecure.com. Participants can also access the call by dialing 888-679-8035 (or 617-213-4848 if dialing internationally), and providing pass code 77505053. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today at 8:15 p.m. eastern time through midnight on June 4, 2009. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter pass code 86710917. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. The Company’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Interactive Distributed Generation®, Utility Infrastructure, and Energy Efficiency. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. The Company also provides utilities with regulatory consulting, power system and transmission engineering and construction, and provides businesses with energy efficiency products and services, including its state-of-the art EfficientLights lighting solution for refrigerated cases. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information about the Company is available at www.powersecure.com.
This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s future revenues, earnings, margins, cash resources and cash flow and other financial and operating information and data; the Company’s future business operations, strategies and prospects; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the recent downturn, disruption and volatility in the economy, financial markets and business markets and the effects thereof on the Company’s markets and customers, the demand for its products and services, and the Company’s access to capital; the size, timing and terms of sales and orders, including the Company’s revenue backlog discussed in this press release, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of the Company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the Company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to continue the growth and diversification of its customer base; the ability of the Company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil and natural gas markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key oil contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2008, as well as subsequently filed reports on Form 10-Q and Form 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760

PowerSecure International, Inc.
Consolidated Statements of Operations (unaudited)
($000’s except per share data)

	Three Months Ended
	March 31,	March 31,
	2009	2008

Revenue	19,720	33,575
Cost of sales	13,846	23,555

Gross Profit	5,874	10,020

Operating expenses
General and administrative	6,020	7,243
Selling, marketing, and service	831	1,325
Depreciation and amortization	542	457
Research and development	20	19

Total operating expenses	7,413	9,044

Operating income (loss)	(1,539)	976

Other income (expense)
Management fees	105	149
Interest and other income	53	226
Interest and finance charges	(174)	(51)
Equity income	477	964

Income (loss) before income taxes	(1,078)	2,264
Income tax benefit (provision)	(24)	(312)

Income (loss) from continuing operations	(1,102)	1,952

Discontinued operations
Loss on Disposal	0	(42)
Income (loss) from operations	0	(35)

Income (loss) on discontinued operations	0	(77)

Net income (loss)	(1,102)	1,875
Less: Net income (loss) attributable to noncontrolling interest	(34)	0

Net income (loss) attributable to PowerSecure International, Inc.	(1,136)	1,875

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Income (loss) from continuing operations:
Basic	(0.07)	0.12

Diluted	(0.07)	0.11

Net Income (loss):
Basic	(0.07)	0.11

Diluted	(0.07)	0.11

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	17,095	16,897

Diluted	17,095	17,519

PowerSecure International, Inc.
Condensed Consolidated Balance Sheets (unaudited)
($000’s)

	March 31,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	22,953	24,316
Trade receivables, net of allowance for doubtful accounts	20,360	25,215
Inventories	20,451	19,713
Deferred income taxes	2,919	2,919
Prepaid expenses and other current assets	938	1,680

Total Current Assets	67,621	73,843

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	20,904	20,297
Furniture and fixtures	657	650
Land, building, and improvements	4,695	4,674

Total property, plant, and equipment at cost	26,256	25,621
Less accumulated depreciation and amortization	4,100	3,739

Property, plant, and equipment, net	22,156	21,882

OTHER ASSETS:
Goodwill	7,256	7,256
Restricted annuity contract	2,154	2,133
Intangible rights and capitalized software, net of accumulated amortization	1,182	1,276
Investment in unconsolidated affiliate	3,957	4,106
Other assets	350	338

Total other assets	14,899	15,109

TOTAL ASSETS	104,676	110,834

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	3,758	5,817
Accrued and other liabilities	20,564	23,147
Restructuring charges payable	1,119	1,349
Current income taxes payable	45	181
Current unrecognized tax benefit	79	79
Capital lease obligations	726	716

Total current liabilites	26,291	31,289

LONG-TERM LIABILITIES
Capital lease obligations	5,016	5,201
Unrecognized tax benefit	790	790
Deferred Compensation	471	388
Restructuring Charges	86	355

Total long-term liabilites	6,363	6,734

STOCKHOLDERS’ EQUITY
Perferred stock — undesignated	0	0
Preferred stock — Series C	0	0
Common stock	171	171
Additional paid-in-capital	108,697	108,384
Accumulated deficit	(36,880)	(35,744)

Total PowerSecure International, Inc. stockholders’ equity	71,988	72,811
Noncontrolling Interest	34	0

Total stockholders’ equity	72,022	72,811

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	104,676	110,834

PowerSecure International, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
($000’s)

	Three Months Ended
	March 31,	March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	(1,136)	1,875
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	542	457
Noncontrolling interest	34	0
Deferred income taxes	0	65
Loss on disposal of miscellaneous assets	26	5
Equity in income of unconsolidated affiliate	(477)	(964)
Distributions from unconsolidated affiliate	607	544
Stock compensation expense	354	614
Changes in operating assets and liabilities, net of effect of aquisitons:
Trade receivables, net	4,855	1,539
Inventories	(820)	2,374
Other current assets and liabilities	606	(1,916)
Assets of discontinued operations held for sale	0	2,400
Other noncurrent assets	(11)	77
Accounts payable	(2,059)	177
Restructuring charges	(499)	(555)
Accrued and other liabilities	(2,583)	(8,363)
Liabilities of discontinued operations held for sale	0	(755)
Deferred compensation obligation	83	83
Restricted annuity contract	(21)	(35)

Net cash provided by (used in) operating activities	(499)	(2,378)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(582)	(7,413)
Additions to intangible rights and software development	(72)	(78)
Acquisitions, net of cash acquired	0	0
Proceeds from sale of property, plant and equipment	6	1

Net cash provided by (used in) investing activities	(648)	(7,490)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	0	2,584
Proceeds from stock option exercises, net of shares tendered	(41)	86
Net borrowings (payments) on revolving line of credit	0	0
Payments on capital lease obligations	(175)	0

Net cash provided by (used in) financing activities	(216)	2,670

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,363)	(7,198)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	24,316	28,710

CASH AND CASH EQUIVALENTS AT END OF PERIOD	22,953	21,512

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